EXHIBIT 99.2

True Wireless LLC.

Balance Sheet (Unaudited)

March 31, 2018

Assets
Current assets:
Cash and cash equivalents	$941,720
Accounts receivable	10,346
Lifeline revenue due from USAC	1,102,454
Customer phone supply	422,657

Total current assets	2,477,177

Property and equipment, less accumulated depreciation of $128,242	24,736
Other long-term assets	61,457

Total Assets	$2,563,370

Liabilities and Members’ Equity (Deficit)
Current Liabilities
Trade payables - current	$1,101,446
Payable - Telecom Operations Center - current	328,439
Accrued expenses	46,774
Notes payable	435,000

Total current liabilities	1,911,659

Trade payables - long term	867,948
Total Liabilities	2,779,607

Commitments and contingencies (notes 2 and 10)

Members’ Deficit	(216,237)

Total Liabilities and Members’ Equity (Deficit)	$2,563,370

See accompanying notes to financial statements

True Wireless LLC

Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2018

Revenues
Lifeline program revenues	$3,375,042
Service fees and ancillary income	55,856
Total Revenues	3,430,898

Cost of Revenues	1,751,067

Gross Profit	1,679,831

Costs and Expenses
Compensation and benefits	60,780
Telecom Operations Center	450,000
ISO/IES commissions	72,072
Advertising and promotion	23,330
Compliance and other professional fees	396,907
IT and telecommunications expense	95,488
Other general and administrative expenses	172,734

Total Costs and Expenses	1,271,311

Net Operating Profit (Loss)	408,520

Interest expense	(7,517)

Other income (expense)	(7,517)

Net Income (Loss)	$401,003

See accompanying notes to financial statements

TRUE WIRELESS, LLC

Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2018

OPERATING ACTIVITIES
Net Income	$401,003
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation	1,227
Changes in operating assets and liabilities:
Accounts receivable	(4,821)
Lifeline revenue due from USAC	68,115
Customer phone supply	97,508
Trade payables - current	(557,964)
Payable - Telecom Operations Center - current	(6,500)
Accrued expenses	9,836
Net cash provided by (used in) Operating Activities	8,404

FINANCING ACTIVITIES
Due from related party	19,000
Trade payables - long term	(15,603)

Loan proceeds under a related party financing arrangement	133,500

Loan payments under a related party financing arrangement	(477,741)

Net cash provided by Financing Activities	(340,844)
Net cash increase (decrease) for period	(332,440)
Cash at beginning of period	1,274,160
Cash at end of period	$941,720

Supplemental disclosure of non-cash investing activities:

Interest paid	$574

Taxes paid	$-

See accompanying notes to financial statements

TRUE WIRELESS, LLC

NOTES TO FINANCIAL STATEMENTS

March 31, 2018

NOTE 1 – Summary of Significant Accounting Policies

C.	Business Activity

True Wireless, LLC (the Company) is an Oklahoma limited liability company that provides discounted and subsidized prepaid wireless telephone services, predominantly to Lifeline customers. Lifeline is a program of the Universal Service Fund (USF) that provides a discount on phone service for qualifying low-income consumers through the Universal Service Administrative Company (USAC). True Wireless is headquartered in Oklahoma City, Oklahoma, and is designated as an eligible telecommunications carrier in Arkansas, Maryland, Oklahoma, Rhode Island, and Texas.

D.	Revenue Recognition

The Company earns revenue primarily by providing access to and usage of wireless networks, as well as the sale of cellular telephones and accessories. Access revenue is billed one month in advance and recognized when earned. Usage revenue is generally billed in arrears and recognized when service is rendered. Equipment sales revenue associated with the sale of wireless devices and accessories is generally recognized when the products are delivered to and accepted by the customer, as this is considered to be a separate earnings process from providing wireless services.

True Wireless receives reimbursement from the Universal Service Fund (USF) for revenues it forgoes in providing the discounted services to eligible customers in accordance with Federal Communications Commission rules outlined in the Communications Act of 1934, as amended. These discounts are required to be passed to the eligible low-income consumers. The Lifeline revenue due from USAC on the balance sheet represents the reimbursements due as of the balance sheet date for the month of March 2018. The Company utilizes a third party legal firm to verify the eligibility of claims under the USAC Lifeline program. The total costs for these compliance services amounted to $79,397 for the three months ended March 31, 2018 and are included in Compliance and other professional fees in the Statement of Operations.

C.     Cash and Cash Equivalents

The Company considers currency on hand, demand deposits with banks or financial institutions and liquid investments with a maturity less than 90 days to be cash and cash equivalents.

F.	Customer Phone Supply

Customer phone supply consists of cellular telephones provided to eligible customers in accordance with Federal Communications Commission rules outlined in the Communications Act of 1934, as amended. These telephones are amortized to Cost of Sales over a 12 month period from the date put into service. The amount amortized into Cost of Revenues was $246,404 for the three months ended March 31, 2018.

G.	Property and Equipment

Capital assets are carried at cost. Depreciation is charged against income at an amount equal to estimated cost of usage over the estimated life of the asset using various depreciation methods. Depreciation expense for the three months ended March 31, 2018 $1,227.

K.	Income Tax Status

The Company is a member managed limited liability company and, as a result, income from the Company is passed through to the members and taxed in their individual tax returns. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements. There are no material differences between the tax and financial basis of the Company’s assets and liabilities.

L.	Advertising and Promotion

The Company expenses the costs of advertising and promotion as incurred. Advertising and promotion expense for the three months ended March 31, 2018 was $23,330.

M.	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. True Wireless, LLC, maintains cash balances at local banks. Accounts are insured by federal depository insurance up to $250,000 per institution. As of March 31, 2018 there were uninsured deposits of $691,720.

N.	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

O.	Date of Management Review

Management has evaluated events and transactions occurring subsequent to the statement of financial position date for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through the date of the auditors’ report, which is the date these financial statements were available to be issued.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been presented on the basis that it continues as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – TRADE payableS – current

Trade payables – current consist primarily of professional services, purchased cellular telephones and accessories and the purchase of airtime minutes to provide the discounted services to eligible customers in accordance with Federal Communications Commission rules outlined in the Communications Act of 1934, as amended. The Company also has a repayment agreement with one vendor to pay their balance at the rate of $25,000 per month until paid in full. The amount due beyond one year totals $506,638 and is included in Trade payables – long term (see Note 4).

NOTE 4 – PAYABLE - TELECOM OPERATIONS CENTER and TRADE PAYABLES – LONG TERM

The Company utilized the services of Benson Communications, S.A. de C.V., San Salvador, El Salvador (Benson) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Benson is no longer in business and on September 29, 2017, the Legal Representative for Benson offered to settle all amounts due from the Company for the total of $758,249. As of March 31, 2018, the Company had paid $42,000 of the settlement:

	Current	Long Term

Benson Agreement	$328,439	$361,310

Vendor agreement (see Note 3)		$506,638

Payable – Telecom Operations Center – current	$328,439

Trade Payables – long term		$867,948

NOTE 5 – NOTES PAYABLE

At March 31, 2018 the Company had unsecured demand notes totaling $435,000 and bearing interest at 6.49% to an unaffiliated third-party company. During the three months ended March 31, 2018, interest in the amount of $6,942 accrued on these notes and is included in Accrued expenses on the Balance Sheet.

NOTE 6 – NOTE PAYABLE – RELATED PARTY

The Company has a financing arrangement with an affiliated company to provide periodic unsecured working capital loans at 8% interest. During the three months ended March 31, 2018, the Company borrowed $133,500 and repaid $477,741. At March 31, 2018 the Company owed $-0- to this affiliated company. In the three months ended March 31, 2018, the Company paid $574 in interest on these borrowings.

NOTE 7 – COMMERCIAL LINE of CREDIT

the Company HAS a $500,000 line of credit (LOC) with a Bank. The LOC bears interest at 5% per annum and is secured by essentially all of the Company’s assets. The note is personally guaranteed by the majority owner of the Company.

At March 31, 2018 the balance due on the LOC was $-0-.

NOTE 8 – rent expense

The Company leases office and store front space on a month-to-month or relatively short term basis. The company rents a small space from a related party under a month-to-month lease arrangement for $1,500 per month. Total rent expense for the three months ended March 31, 2018 was $7,620.

There are no future minimum lease payments required.

NOTE 9 – RELATED PARTY TRANSACTIONS

For the three months ended March 31, 2018, outsourced management services fees of $255,000 was paid to Axia Management, LLC (Axia) as compensation for services provided and were commensurate with the level of effort required to provide these services. These costs are included in Compliance and other professional fees in the Statement of Operations. Axia is owned by the majority owner of the Company. Rent expense to related companies is disclosed in Note 7 above.

At March 31, 2018, the Company had trade payables to Axia of $6,258.

For the three months ended March 31, 2018, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $366,588. These costs are included in Cost of Revenues in the Statement of Operations. The majority owner of the Company is a minority owner of 321 Communications.

At March 31, 2018, the Company had trade payables to 321 Communications of $86,569.

The Company contracted with CenterCom, LLC (CenterCom) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance after Benson (see Note 4) ceased operations. Billings for these services in the tree months ended March 31, 2017 were $450,000 and are included in Telecom Operations Center expenses in the Statement of Operations. The majority owner of the Company owns 50% of CenterCom.

At March 31, 2018, the Company had trade payables to CenterCom of $150,000.

NOTE 10 – CONTINGENCIES

On November 1, 2013, The Federal Communications Commission (FCC) issued a Notice of Apparent Liability for Forfeiture to the Company for requesting and/or receiving support for ineligible subscriber lines between the months of October 2012 and May 2013 and proposed a monetary forfeiture of $5,501,285. The Company has annual compliance audits with FCC approved audit firms that have found no compliance deficiencies. Management believes the proposed monetary forfeiture is without merit and if anything should result from this notice, the amount would not materially affect the financial position of the Company.

NOTE 11 – SUBSEQUENT EVENTS

Merger with Surge Holdings, Inc.

On April 11, 2018, Surge Holdings, Inc. (Surge), a Nevada corporation, True Wireless, Inc., an Oklahoma corporation (“TW”) and TW Acquisition Corporation, a newly formed Nevada corporation (hereafter “Acquisition Sub”), and wholly-owned by Surge, completed the merger contemplated by the Agreement and Plan of Reorganization (hereafter the “Merger Agreement”) entered into as of April 11, 2018 by and among the Surge, TW and Acquisition Sub.

Pursuant to the terms of the Merger Agreement, TW merged into Acquisition Sub in a transaction where TW was the surviving company and became a wholly-owned subsidiary of Surge. The transaction was structured as a tax-free reverse triangular merger. In addition to the 12,000,000 shares of Surge Common Stock and $500,000 cash which has been previously paid to the shareholders of TW, at the Closing of the merger transaction, the shareholders of TW received the following as additional merger consideration:

● 152,555,416 shares of newly-issued Surge Common Stock, which will give the shareholders of TW, on a pro forma basis, a 69.5% interest in the Surge’s total Common Shares.

● An additional number of shares of Surge Common Stock, if any, necessary to vest 69.5% of the aggregate issued and outstanding Common Stock in the shareholders of TW at the Closing.

● A Promissory Note in the original face amount of $3,000,000, bearing interest at 3% per annum maturing on December 31, 2018.

● 3,000,000 shares of newly-issued Surge Series A Preferred Stock.

Conversion from a Limited Liability Company (LLC) to a C–Corp

In order to facilitate the merger with Surge, The Company converted from a Limited Liability Company (LLC) to a C-Corp. The conversion was effective April 1, 2018.